                                                   Registration No. 33-_________

  As filed with the Securities and Exchange Commission on September 14, 2001.
                              Subject to amendment.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         NOVAMETRIX MEDICAL SYSTEMS INC.
               (Exact name of issuer as specified in its charter)

            DELAWARE                                     06-0977422
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                               5 Technology Drive
                         Wallingford, Connecticut 06492
                    (Address of principal executive offices)

 NOVAMETRIX MEDICAL SYSTEMS INC.              NOVAMETRIX MEDICAL SYSTEMS INC.
  2000 LONG TERM INCENTIVE PLAN                2000 EXECUTIVE INCENTIVE PLAN

 NOVAMETRIX MEDICAL SYSTEMS INC.              NOVAMETRIX MEDICAL SYSTEMS INC.
2000 EMPLOYEE STOCK PURCHASE PLAN                   1999 INCENTIVE PLAN
                            (Full title of the plans)

                             WILLIAM J. LACOURCIERE
                            Chairman of the Board and
                             Chief Executive Officer
                               5 Technology Drive
                         Wallingford, Connecticut 06492
                                 (203) 265-7701
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

    THOMAS M. HAYTHE, ESQ.                             JOHN J. BUTLER, ESQ.
        General Counsel                                        Torys
Novametrix Medical Systems Inc.                           237 Park Avenue
        90 Park Avenue                               New York, New York l0017
   New York, New York 10016                          Telephone: (212) 880-6000
   Telephone: (212) 210-9583

        Approximate date of commencement of proposed sale to the public:

                        As soon as practicable after the
                    Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

                                             Proposed maximum           Proposed
Title of securities       Amount to be       offering price per      maximum aggregate        Amount of
  to be registered         registered             share*              offering price*      registration fee
-------------------     ----------------     ------------------      -----------------     ----------------
Common Stock            1,225,000 shares           $5.57               $6,823,250.00           $1,705.81
($.01 par value)

*Estimated solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock on September 7, 2001, as reported on the National Association of Securities Dealers National Market System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            The Company hereby states that (i) the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

            (a)   Annual Report on Form 10-K for the year ended April 29, 2001.

            (b)   Quarterly Report on Form 10-Q for the quarter ended July 29,
2001.

            (c) Description of the Common Stock in the Company's Registration Statement on Form 10 dated July 24, 1979.

Item 4. Description of Securities.

            Not applicable.

Item 5. Interests of Named Experts and Counsel.

            The validity of the Common Stock in this offering will be passed upon for the Company by Torys, New York, New York. As of the date of this Registration Statement, individual attorneys of Torys beneficially own an aggregate of approximately 70,000 shares of the Common Stock.

Item 6. Indemnification of Directors and Officers.

            Article Seven of the Company's Certificate of Incorporation provides that the Company shall indemnify and hold harmless any director or officer of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director or officer of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, under certain prescribed circumstances and subject to the laws of the State of Delaware.

            The Company's Certificate of Incorporation contains a provision which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit.

Item 7. Exemption from Registration Claimed.

            Not applicable.

Item 8. Exhibits.

            The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9. Undertakings.

            The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

            The Registrant and each person whose signature appears below hereby appoints William J. Lacourciere, Thomas M. Patton and Joseph A. Vincent as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford and State of Connecticut on the 10th day of September, 2001.

                                         NOVAMETRIX MEDICAL SYSTEMS INC.


                                         By /s/ William J. Lacourciere
                                            -----------------------------------
                                            William J. Lacourciere
                                            Chairman of the Board and
                                            Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                             Title                      Date
           ---------                             -----                      ----
/s/ William J. Lacourciere            Chairman of the Board,          September 10, 2001
--------------------------------      Chief Executive Officer and
William J. Lacourciere                Director


/s/ Joseph A. Vincent                 Executive Vice President and    September 10, 2001
--------------------------------      Chief Financial Officer
Joseph A. Vincent


                                      Director                        September , 2001
--------------------------------
Paul A. Cote

           Signature                             Title                      Date
           ---------                             -----                      ----
/s/ Vartan Ghugasian                  Director                        September 10, 2001
--------------------------------
Vartan Ghugasian


/s/ Thomas M. Haythe                  Director                        September 10, 2001
--------------------------------
Thomas M. Haythe


/s/ John P. Mahoney                   Director                        September 10, 2001
--------------------------------
John P. Mahoney


/s/ Photios T. Paulson                Director                        September 10, 2001
--------------------------------
Photios T. Paulson


                                      Director                        September , 2001
--------------------------------
Steven J. Shulman

                               CONSENT OF COUNSEL

            The consent of Torys is contained in their opinion filed as Exhibit 5 to this Registration Statement.

                                                                   Exhibit 23(i)

               Consent of Ernst & Young LLP, Independent Auditors


            We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Novametrix Medical Systems Inc. 2000 Long Term Incentive Plan, the Novametrix Medical Systems Inc. 2000 Executive Incentive Plan, the Novametrix Medical Systems Inc. 2000 Employee Stock Purchase Plan, and the Novametrix Medical Systems Inc. 1999 Incentive Plan of our report dated June 18, 2001, with respect to the consolidated financial statements and schedule of Novametrix Medical Systems Inc. included in its Annual Report (Form 10-K) for the year ended April 29, 2001, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP



Hartford, Connecticut
September 10, 2001

                            INDEX TO EXHIBITS

Number                    Description of Exhibit              Page
------                    ----------------------              ----

4(i)              -   Novametrix Medical Systems Inc.          E-1
                      2000 Long Term Incentive Plan

4(ii)             -   Novametrix Medical Systems Inc.         E-14
                      2000 Employee Stock Purchase Plan

4(iii)            -   Novametrix Medical Systems Inc.         E-20
                      2000 Executive Incentive Plan

4(iv)             -   Novametrix Medical Systems Inc.         E-29
                      1999 Incentive Plan

5                 -   Opinion of Torys                        E-41

23(i)             -   Consent of Ernst & Young LLP (See         --
                      "Consent of Ernst & Young LLP,
                      Independent Auditors" in the
                      Registration Statement

23(ii)            -   Consent of Torys                          --
                      (Contained in Exhibit 5)

24                -   Power of Attorney (See "Power             --
                      of Attorney" in the Registration
                      Statement)

                                                                    Exhibit 4(i)

                         NOVAMETRIX MEDICAL SYSTEMS INC.
                          2000 LONG TERM INCENTIVE PLAN

            SECTION 1. Purpose. The purposes of this Novametrix Medical Systems Inc. 2000 Long Term Incentive Plan (the "Plan") are to encourage selected employees, officers, directors and consultants of, and other individuals providing services to, Novametrix Medical Systems Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

            SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

            "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

            "Award" shall mean any Option, Restricted Security, Performance Award, or Other Stock-Based Award granted under the Plan.

            "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

            "Board" shall mean the Board of Directors of the Company.

            "Cause", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company which agreement includes a definition of "cause," "cause" as defined in such agreement or, if such agreement contains no such definition, a material breach by the Participant of such agreement, or (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant's employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life as to lead the Committee in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

            "Common Stock" shall mean the common stock of the Company, $.01 par value.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

            "Committee" shall mean the Stock Option Committee or any other committee of the Board designated by the Board to administer the Plan and composed of not less than three non-employee directors.

            "Common Shares" shall mean any or all, as applicable, of the Common Stock and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee.

            "Employee" shall mean any employee of the Company or of any Affiliate.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" shall mean (A) with respect to any property other than the Common Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (B) with respect to the Common Shares, the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low asked prices, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Fair Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

            "Good Reason", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company, "good reason" as defined in such written agreement or, if such agreement contains no such definition, a material breach by the Company of such agreement, or (ii) with respect to any other Participant, a failure by the Company to pay such Participant any amount otherwise vested and due and a continuation of such failure for 30 business days following notice to the Company thereof.

            "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

            "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is not intended to be an Incentive Stock Option. Any stock option granted by the Committee which is not designated an Incentive Stock Option shall be deemed a Non-Qualified Stock Option.

            "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

            "Other Stock-Based Award" shall mean any right granted under Section 6(d) of the Plan.

            "Participant" shall mean any individual granted an Award under the Plan.

            "Performance Award" shall mean any right granted under Section 6(c) of the Plan.

            "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

            "Released Securities" shall mean securities that were Restricted Securities but with respect to which all applicable restrictions have expired, lapsed or been waived in accordance with the terms of the Plan or the applicable Award Agreement.

            "Restricted Securities" shall mean any Common Shares granted under
Section 6(b) of the Plan, any right granted under Section 6(b) of the Plan that is denominated in Common Shares or any other Award under which issued and outstanding Common Shares are held subject to certain restrictions.

            "Rule 16a-1" and "Rule 16b-3" shall mean, respectively, Rule 16a-1 and Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            SECTION 3. Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee or other individual under the Plan; (iii) determine the number and classification of Common Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine requirements for the vesting of Awards or performance criteria to be achieved in order for Awards to vest; (vii) determine whether, to what extent and under what circumstances cash, Common Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee. Notwithstanding the foregoing, the maximum number of Awards which may be granted to any one Participant under this Plan in any one-year period shall not exceed 100,000 Common Shares, subject to the adjustments provided in Section 4(b) hereof and no Awards under this Plan shall be granted after September 31, 2010.

            SECTION 4. Common Shares Available for Awards.

            (a)   Common Shares Available. Subject to adjustment as provided in
Section 4(b):

                  (i) Calculation of Number of Common Shares Available. The number of Common Shares available for granting Awards under the Plan shall be 650,000, any or all of which may be based on Common Stock, any other security which becomes the subject of Awards, or any combination thereof. Initially 650,000 shares of Common Stock shall be reserved for Awards hereunder. Further, if, after the effective date of the Plan, any Common Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Common Shares or of other consideration, then the Common Shares covered by such Award or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, available for granting Awards under the Plan.

                  (ii) Sources of Common Shares Deliverable Under Awards. Any Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.

            (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of Common Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Awards, and
(iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.

            In connection with any merger or consolidation which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning directly or indirectly less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding Options which are Incentive Stock Options to the extent permitted by Section 422(d) of the Code and such outstanding Options in excess thereof shall, immediately upon the occurrence of the event described in clause
(i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as such as provided in the foregoing sentence.

            SECTION 5. Eligibility. Any Employee, including any officer or employee-director of the Company or of any Affiliate, and any consultant of, or other individual providing services to, the Company or any Affiliate shall be eligible to be designated a Participant. A non-employee director shall be eligible to receive Non-Qualified Stock Options under the Plan.

            SECTION 6. Awards.

            (a) Options. The Committee is hereby authorized to grant to eligible individuals options to purchase Common Shares (each, an "Option") which shall contain the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

                  (i) Exercise Price. The purchase price per Common Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant of such Option, or such other price as required under Subsection 6(a)(iv) hereof.

                  (ii)  Time and Method of Exercise. Subject to the terms of
      Section 6(a)(iii), the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, outstanding Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

                  (iii) Exercisability Upon Death, Retirement and Termination of Employment. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the Option period specified in the applicable Award Agreement:

                  (A) Subject to the terms of paragraph (D) below, upon the
            death of a Participant while employed or within 3 months of retirement or disability as defined in paragraph (B) below, the Person or Persons to whom such Participant's rights with respect to any Option held by such Participant are transferred by will or the laws of descent and distribution may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) nine months after such Participant's death, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise such Option immediately prior to such Participant's death, and any Options not so exercisable will lapse on the date of such Participant's death;

                  (B) Subject to the terms of paragraph (D) below, upon
            termination of a Participant's employment with the Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of such Participant, (y) by the Company other than for Cause, or (z) by the Participant with Good Reason, such Participant may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or
            (2) three months after the date of such termination, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise any Options immediately prior to such termination, and any Options not so exercisable will lapse on such date of termination;

                  (C) Subject to the terms of paragraph (D) below, upon
            termination of a Participant's employment with the Company under any circumstances not described in paragraphs (A) or (B) above, such Participant's Options shall be canceled to the extent not theretofore exercised;

                  (D) Upon (i) the death of the Participant, or (ii) termination of the Participant's employment with the Company (x) by the Company other than for Cause (y) by the Participant with Good Reason or (z) as a result of retirement or disability as defined in paragraph (B) above, the Company shall have the right to cancel all of the Options such Participant was entitled to exercise at the time of such death or termination (subject to the terms of paragraphs (A) or (B) above) for a payment in cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of death or termination over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option and exercisable at the time of such death or termination; and

                  (E) Upon expiration of the respective periods set forth in each of paragraphs (A) through (C) above, the Options of a Participant who has died or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised.

                  (F) For purposes of paragraphs (A) through (D) above, the
            period of service of an individual as a director or consultant of the Company or an Affiliate shall be deemed the period of employment.

                  (iv) Incentive Stock Options. The following provisions shall apply only to Incentive Stock Options granted under the Plan:

                  (A) No Incentive Stock Option shall be granted to any eligible
            Employee who, at the time such Option is granted, owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, except that such an Option may be granted to such an Employee if at the time the Option is granted the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares (determined in accordance with Section 2) subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted; and

                  (B) To the extent that the aggregate Fair Market Value of the
            Common Shares with respect to which Incentive Stock Options (without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. This subsection shall be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subsection, then such Options shall be apportioned between Incentive Stock Option and Non-Qualified Stock Option treatment in such manner as the Committee shall determine. For purposes of this subsection, the Fair Market Value of any Common Shares shall be determined, in accordance with Section 2, as of the date the Option with respect to such Common Shares is granted.

            (b)   Restricted Securities.

                  (i) Issuance. The Committee is hereby authorized to grant to eligible Employees "Restricted Securities" which shall consist of the right to receive, by purchase or otherwise, Common Shares which are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote such Common Shares or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

                  (ii) Registration. Restricted Securities granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Securities granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Securities.

                  (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's employment for any reason during the applicable restriction period, all of such Participant's Restricted Securities which had not become Released Securities by the date of termination of employment shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Securities. Unrestricted Common Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Securities promptly after such Restricted Securities become Released Securities.

            (c) Performance Awards. The Committee is hereby authorized to grant to eligible Employees "Performance Awards." Each Performance Award shall consist of a right, (i) denominated or payable in cash, Common Shares, other securities or other property (including, without limitation, Restricted Securities), and (ii) which shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance 9goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the termination of a Participant's employment and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee and by the other terms and conditions of any Performance Award. The Committee shall issue performance goals prior to the commencement of the performance period to which such performance goals pertain.

            (d) Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible Employees "Other Stock-Based Awards." Each Other Stock-Based Award shall consist of a right (i) which is other than an Award or right described in Section 6(a), (b) or (c) above and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such right shall comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of Other Stock-Based Awards. Common Shares or other securities delivered pursuant to a purchase right granted under this Section 6(d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Shares, other securities, other Awards, other property, or any combination thereof, as the Committee shall determine.

            (e)   General.

                  (i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

                  (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award, except that in no event shall an Incentive Stock Option be granted together with a Non-Qualified Stock Option in such a manner that the exercise of one Option affects the right to exercise the other. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other awards.

                  (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments. In accordance with the above, the Committee may elect (i) to pay a Participant (or such Participant's permitted transferee) upon the exercise of an Option in whole or in part, in lieu of the exercise thereof and the delivery of Common Shares thereunder, an amount of cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of such exercise over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option or portion thereof so exercised or (ii) to settle other stock denominated Awards in cash.

                  (iv)  Limits on Transfer of Awards.

                  (A) Unless otherwise authorized by the Committee, no award
            (other than Released Securities), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Securities, to the Company) and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                  (B) Each award, and each right under any Award, shall be
            exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

                  (v) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

                  (vi) Rule 16b-3 Six-Month Limitations. To the extent required in order to maintain the exemption provided under Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, at least six months must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

                  (vii) Common Share Certificates. All certificates for Common Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (viii) Delivery of Common Shares or Other Securities and Payment by Participant of Consideration. No Common Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

            SECTION 7. Amendments; Adjustments and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

            (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant, other holder or beneficiary of an Award, as the case may be; and provided further, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

                  (i) increase the total number of Common Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

                  (ii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is or would be a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

            (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant or holder or beneficiary of an Award, as the case may be.

            (c) Adjustment of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

            (d) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

            SECTION 8. General Provisions.

            (a) No Right to Awards. No Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

            (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards; provided, however, that, no such delegation shall be permitted with respect to Awards held by Employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto or who are otherwise subject to such Section.

            (c) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

            (d) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

            (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

            (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

            (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

            (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the

Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

            (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

            (j) No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

            (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

            SECTION 9. Adoption, Approval and Effective Date of the Plan. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the Board; provided, however, that the Plan and any Awards granted under the Plan shall be void, if the shareholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after the effective date, by a majority of votes cast thereon at a meeting of shareholders duly called and held for such purpose.

                                                                   EXHIBIT 4(ii)

                         NOVAMETRIX MEDICAL SYSTEMS INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

            1. Purpose. The purpose of the Novametrix Medical Systems Inc. Employee Stock Purchase Plan is to enable and encourage employees of the Company and its Subsidiaries to acquire the Company's Common Stock through payroll deductions to enable them to share in the economic prosperity of the Company.

            2.    Definitions.

                  2.1 "Board" shall mean the Board of Directors of the Company.

                  2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  2.3 "Committee" shall mean the Stock Option Committee of the Board.

                  2.4 "Common Stock" shall mean shares of the Company's Common Stock, $.01 par value.

                  2.5 "Company" shall mean Novametrix Medical Systems Inc., a Delaware corporation.

                  2.6 "Compensation" shall mean the amount received by an Employee from the Company or a Subsidiary as salary or wages, but excluding (a) overtime pay, (b) bonuses, (c) sick pay, (d) contributions by the Company or any Subsidiary to any employee benefit plan of the Company or any Subsidiary and (e) compensation attributable to the exercise of stock options.

                  2.7 "Eligible Employees" shall mean only those persons who on an Offering Date (a) are Employees and (b) who are not deemed for purposes of
Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary.

                  2.8 "Employees" shall mean all persons employed by the Company or any Subsidiary, excluding persons (a) employed less than six (6) months, or (b) whose customary employment is 20 hours or less per calendar week or (c) whose customary employment is for not more than five months per calendar year.

                  2.9 "Exercise Date" shall mean the last business day of each Offering Period.

                  2.10 "Fair Market Value" shall mean the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the closing high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the last sale price reported on the NASDAQ SmallCap Market on such date, or the average of the closing high bid and low asked prices in the over-the-counter market on such date, whichever is applicable, or if there are no such prices reported on NASDAQ or in the over-the-counter market on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Fair Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

                  2.11 "Initial Offering Period" shall mean the period commencing on such date as shall be designated by the Committee (but no earlier than July 1, 2000) and ending on the next June 30 or December 31, whichever is sooner.

                  2.12 "Normal Offering Period" shall mean the periods commencing January 1 and July 1 of each Plan Year and ending, respectively, on June 30 and December 31 of the same Plan Year. The first Normal Offering Period shall commence on the first business day following the end of the Initial Offering Period.

                  2.13 "Offering" shall mean the offering of shares of Common Stock to Participants pursuant to the Plan that occurs on each Offering Date.

                  2.14 "Offering Date" shall mean the first business day of each Offering Period.

                  2.15 "Parent" shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

                  2.16 "Participant" shall mean an Eligible Employee who elects to participate in the Plan and gives notice to the Company of such election in accordance with Section 5 hereof.

                  2.17 "Plan" shall mean the Novametrix Medical Systems Inc. 2000 Employee Stock Purchase Plan as set forth herein.

                  2.18 "Plan Year" shall mean the period commencing with the first day of the Initial Offering Period and ending on the next December 31 and, thereafter, each succeeding calendar year that the Plan is in effect.

                  2.19 "Purchase Price" shall mean the cost of Common Stock acquired pursuant to the Plan as determined under Section 9 hereof.

                  2.20 "Rules" shall mean the rules for administering the Plan adopted pursuant to Section 19 hereof.

                  2.21 "Stock Purchase Account" shall mean the record of payments made by a Participant in accordance with Section 6 hereof which is required to be maintained in accordance with Section 7 hereof.

                  2.22 "Subsidiary" shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

            3. Shares Offered Pursuant to the Plan. The number of shares of Common Stock which may be offered under the Plan shall not exceed 100,000, subject to adjustment in accordance with Section 21 hereof. Such shares may be authorized but unissued shares, previously issued shares reacquired by the Company, or any combination thereof.

            4. Shares Purchased By Participants. Each Participant on an Offering Date shall be entitled to purchase from the Company, in the manner and on the terms herein provided, whole shares of Common Stock at the Purchase Price set forth in Section 9 hereof with amounts withheld or paid pursuant to Section 6 hereof during the Offering Period commencing on such Offering Date and ending on the next succeeding Exercise Date. Anything herein to the contrary notwithstanding, if any person entitled to purchase shares pursuant to any Offering hereunder would be deemed for purposes of Section 423(b)(3) of the Code to own stock (including any number of shares which such person would be entitled to purchase hereunder and under any other such plan maintained by the Company or any Subsidiary) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock of the Company which such person is so deemed to own (excluding any number of shares which such person would be entitled to purchase hereunder), is one less than such 5%.

            5. Participation in the Plan. Any Eligible Employee may become a Participant in the Plan by notifying the Company in writing of his intention to participate prior to the Offering Date on which an Offering commences. Such notice shall be in the form prescribed by the Rules and shall be delivered by hand or mailed, postage prepaid, to the Secretary of the Committee, or his designee.

            6. Method of Payment For Shares.

                  6.1 Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from a Participant's Compensation pursuant to this Section 6.

                  6.2 In his written notice to the Company pursuant to Section 5 hereof, a Participant shall authorize a deduction from the payment of his Compensation during each Offering Period of any full dollar amount; provided, however, that the minimum deduction shall be $10 per bi-weekly pay period and the maximum deduction shall be 10% of any payment of Compensation. The maximum deduction from a Participant's Compensation during any twelve month period shall be $20,000. A Participant may not change the amount of his deductions during an Offering Period, but may change the amount to be deducted for any subsequent Offering by filing notice thereof prior to the Offering Date on which such subsequent Offering commences in the manner provided in Section 5 hereof.

            7. Stock Purchase Accounts. A Stock Purchase Account shall be established and maintained in the name of each Participant. Amounts deducted from a

Participant's Compensation pursuant to Section 6 hereof shall be credited to his Stock Purchase Account.

            8. Interest. No interest shall accrue or be payable to any Participant with respect to any amounts credited to his Stock Purchase Account.

            9. Purchase Price. The Purchase Price per share of the shares of Common Stock sold to Participants hereunder for any Offering shall be the lesser of 85% of the Fair Market Value per share of Common Stock on the (i) Offering Date or (ii) the Exercise Date.

            10. Purchase of Shares. If as of any Exercise Date there is credited to the Stock Purchase Account of a Participant an amount at least equal to the Purchase Price of one share of Common Stock, as determined in Section 9 hereof, for the Offering which expires on such Exercise Date, the Participant shall purchase from the Company at such Purchase Price the largest number of whole shares of Common Stock which can be purchased with the amount credited to his Stock Purchase Account. Anything herein to the contrary notwithstanding, a Participant may not purchase more than 1,000 shares of Common Stock in any Offering Period.

            11. Expiration of Offering. As of each Exercise Date the amount credited to the Stock Purchase Account of each Participant in the Offering which expires on such Exercise Date shall be charged with the aggregate Purchase Price of the shares of Common Stock purchased by the Participant on such Exercise Date. The remaining balance credited to his Stock Purchase Account shall be refunded to each Participant who files notice of his election to receive such a refund prior to such Exercise Date in the manner provided in Section 23 hereof. If no such notice is filed by a Participant and such Participant has not withdrawn from the Plan in accordance with Section 13 hereof, any remaining balance credited to his Stock Purchase Account shall be credited to his Stock Purchase Account for the next succeeding Offering hereunder.

            12. Issuance of Shares; Stock Certificate.

                  12.1 The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been sold at the close of business on such Exercise Date. Prior to that time, the Participant shall have none of the rights or privileges of a stockholder of the Company with respect to such shares.

                  12.2 As soon as practicable after such Exercise Date, the Company shall issue and deliver a certificate for the number of shares of Common Stock purchased by a Participant on such Exercise Date, which certificate shall be registered either in the Participant's name or jointly in the names of the Participant and his spouse, with the right of survivorship, as the Participant shall designate in his notice to the Company pursuant to Section 23 hereof. The Participant may change such designation at any time by filing notice of the change in accordance with Section 23 hereof.

            13. Voluntary Withdrawal From the Plan. A Participant may withdraw from the Plan at any time by filing a notice of withdrawal in writing with the Company. Upon a Participant's withdrawal, the entire amount credited to his Stock Purchase Account shall be refunded to him. Any Participant who withdraws from the Plan may again become a Participant hereunder by filing notice in accordance with Section 5 hereof.

            14. Involuntary Withdrawal From the Plan. If a Participant ceases to be an Employee by reason of clauses (b) or (c) of Section 2.8 hereof, the entire credit balance in such Participant's Stock Purchase Account as of the effective date on which such Participant so ceased to be an Employee shall be used to purchase shares of Common Stock pursuant to Section 10 hereof on the next Exercise Date and any remaining balance credited to such Participant's Stock Purchase Account shall be refunded to him.

            15. Termination of Employment. If a Participant ceases to be an Employee other than by reason of clauses (b) or (c) of Section 2.8 hereof, the entire credit balance in such Participant's Stock Purchase Account shall be refunded to such Participant. If a Participant dies, the entire credit balance in such Participant's Stock Purchase Account shall be paid over to such Participant's estate.

            16. Procedure if Insufficient Shares Available. In the event that on any Exercise Date the aggregate funds available for the purchase of shares of Common Stock pursuant to Section 9 hereof would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess, the Plan shall automatically terminate immediately after such Exercise Date and any remaining balance credited to the Stock Purchase Account of a Participant shall be refunded to such Participant.

            17. Limitation on Right to Purchase. Anything herein to the contrary notwithstanding, no Participant shall be granted an option under this Plan which permits such Participant's rights to purchase Common Stock in any one calendar year, under this Plan and under all other stock purchase plans of the Company or any Parent or Subsidiary, to accrue at a rate which exceeds $25,000 of Fair Market Value of Common Stock (determined on the date the option is granted for each calendar year such option is outstanding). The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

            18. Rights Not Transferable. Rights to purchase shares under the Plan are exercisable only by the Participant during his lifetime and are not transferable other than by will or the laws of descent and distribution and any other purported transfer shall be null and void.

            19. Administration of the Plan. Subject to superseding action by the Board, the Committee shall have full power to administer the Plan. The Committee shall adopt Rules not inconsistent with the provisions of the Plan for its administration, including the form of all notices required hereunder. The Committee's interpretation and construction of the Plan and the Rules shall, subject as aforesaid, be final and conclusive.

            20. Amendment of the Plan. The Board may at any time, or from time to time, alter or amend the Plan in any respect, except that, without approval of the stockholders of the Company, no amendment may (i) change the number of shares reserved under the Plan other than as provided in Section 21 hereof or (ii) reduce the Purchase Price per share as determined under Section 9 hereof.

            21. Recapitalization and Corporate Reorganization.

                  21.1 The aggregate number of shares of Common Stock reserved for purchase under the Plan as provided in Section 3 hereof, the maximum number of shares which a Participant may purchase in any Offering as provided in
Section 10 hereof, and the Purchase Price per share as provided in Section 9 hereof shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company.

                  21.2 Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any Offering hereunder shall pertain to and apply to the shares of stock of the Company, but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or the resulting corporation, shall cause the Plan and any Offering hereunder to terminate and the entire amount credited to the Stock Purchase Account of each Participant hereunder shall be paid to such Participant.

            22. Expiration and Termination of the Plan. The Plan shall continue in effect through December 31, 2009 unless terminated prior thereto pursuant to
Section 21 hereof, provided that the Board of Directors shall have the right to terminate the Plan at any time. In the event of the expiration of the Plan or its termination pursuant to Section 21 hereof, the entire amount credited to the Stock Purchase Account of each Participant hereunder shall be refunded to the Participant.

            23. Notice. Any notice which a Participant files pursuant to the Plan shall be in the appropriate form prescribed by the Rules or, if no provision is made in the Rules for the particular kind of notice in question, such notice shall be in writing and shall be delivered by hand or mailed, postage prepaid, to the Secretary of the Committee, or his designee.

            24. Repurchase of Stock. The Company shall not be required to repurchase from any Participant any shares of Common Stock acquired by such Participant under the Plan.

            25. Alternative Contribution Methods. Anything herein to the contrary notwithstanding, in the event authorized payroll deductions from Employees' Compensation are not permitted by reason of the provisions of local law applicable to the Company or any Subsidiary, the Committee shall adopt an appropriate alternative method pursuant to which affected Employees may make payment for shares of Common Stock purchased hereunder. Payments made under an alternative contribution method shall be deemed to have been made pursuant to
Section 6 hereof.

                                                                  EXHIBIT 4(iii)

                         NOVAMETRIX MEDICAL SYSTEMS INC.
                            EXECUTIVE INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


      THIS AGREEMENT (the "Agreement"), dated as of May 22, 2000 is made by and between Novametrix Medical Systems Inc., a Delaware corporation (the "Company"), and Thomas M. Patton (the "Optionee"), an employee of the Company.


            WHEREAS, the Optionee and the Company have entered into an employment agreement, the terms and provisions of which are hereby incorporated herein by reference, which provides for the grant of a stock option to the Optionee; and


            WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase 375,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock") pursuant to such stock option; and

            WHEREAS, the Company's Board of Directors has determined that it would be to the advantage and in the best interests of the Company and its stockholders to grant to the Optionee such stock option to purchase Common Stock as an incentive for increased efforts during the Optionee's term of office with the Company and has advised the Company thereof and instructed it to issue such stock option.

            NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            "Cause" shall have the meaning set forth in Section 1(d) of the Employment Agreement.


            "Change in Control" shall have the meaning set forth in Section 1(e) of the Employment Agreement.

            "Constructive Termination Without Cause" shall have the meaning set forth in Section 1(g) of the Employment Agreement.

            "Disability" shall have the meaning set forth in Section 1(h) of the Employment Agreement.

            "Employment Agreement" shall mean the Employment Agreement dated as of May 22, 2000 between the Optionee and the Company.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Grant Date" shall mean May 22, 2000.

            "Special Termination" shall have the meaning set forth in Section 1(j) of the Employment Agreement.

            "Term" shall mean the ten-year period commencing on the Grant Date and terminating on the tenth anniversary of the Grant Date.

            "Termination for Cause" shall have the meaning set forth in Section 10(c) of the Employment Agreement and shall not include any termination that constitutes a Constructive Termination Without Cause or a Special Termination.

            "Termination without Cause" shall have the meaning set forth in
Section 10(d) of the Employment Agreement.

            "Vest" shall mean to become exercisable as well as to become vested, subject to the terms of this Agreement.


                                   ARTICLE II

                                 GRANT OF OPTION

Section 2.1 - Grant of Option

            On and as of the Grant Date, the Company irrevocably grants to the Optionee a non-qualified stock option to purchase all or any part of 375,000 shares of Common Stock (any such shares, the "Shares") upon the terms and conditions set forth herein (the "Option").


Section 2.2 - Exercise Price

            The exercise price shall be $6.3125 per Share without commission or other charge.


Section 2.3 - Consideration to the Company; No Right to Employment

            In consideration of the Option grant, the Optionee agrees to render faithful and efficient service to the Company with such duties and responsibilities as the Company shall from time to time prescribe, all in accordance with the terms of the Employment Agreement. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the

Company or shall interfere with or restrict in any way the rights of the Company, which rights hereby are expressly reserved, to terminate the Optionee's employment at any time for any reason whatsoever, with or without cause, subject to the terms of the Employment Agreement.

Section 2.4 - Adjustments in Option

            (a) General. In the event of a stock split, stock dividend, combination of shares or similar event or in the event the outstanding shares of Common Stock subject to the Option are, from time to time, changed into or exchanged for a different number or kind of shares of common stock or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, or otherwise, the Board of Directors of the Company shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which the Option, or portions thereof then unexercised, shall be exercisable and/or in the exercise price and/or other terms and conditions of this Option (including the prices per share of Common Stock set forth in Section 3.1 hereof), and/or shall promptly make appropriate provision(s) for supplemental payments of cash, securities, and/or other property, so as to avoid dilution or enlargement of the rights of the Optionee and of the economic opportunity and value represented by the Option. Any such adjustment made by the Board of Directors of the Company shall be final and binding, subject, however, to the provisions of Section 15 of the Employment Agreement which is incorporated herein by reference as provided in the Recitals hereto and in Section 5.9 below.

            (b) Roll-over Provisions. In the event of any merger, consolidation or other transaction (i) in which the Company is not the surviving entity or the Company becomes (directly or indirectly) a subsidiary of another entity and (ii) following which the surviving entity or any entity of which it is a subsidiary, or, if the Company survives as a subsidiary of another entity, then such other entity or any entity of which such other entity is a subsidiary, has publicly-traded equity securities issued and outstanding, the Company shall take such steps as are necessary to assure that the Optionee shall (at his election) be provided a replacement option that (x) is exercisable for publicly-traded equity securities of the surviving entity, or of an entity of which the Company or the surviving entity is a subsidiary, as the case may be, and (y) provides terms, conditions and economic opportunity (including, without limitation, an aggregate spread value) no less favorable to the Optionee than did the Option prior to such transaction.


            (c) Change in Control. In the event that holders of Common Stock receive cash, securities or other property in respect of their Common Stock in connection with a Change in Control transaction, the Company shall use its best efforts to enable the Optionee (if he so elects) to exercise the Option at a time and in a fashion that will entitle him to receive in exchange for any Common Stock thus acquired the same consideration as is received in such Change in Control transaction by other holders of Common Stock.

                                   ARTICLE III

                            PERIOD OF EXERCISABILITY

Section 3.1 - Vesting and Commencement of Exercisability

            Subject to the provisions of Section 3.2, the Option shall Vest and become exercisable as follows:

            (a) As to 150,000 shares, the Option shall Vest and become exercisable at the rate of 20% on each of the first five anniversaries of the Grant Date, provided that the Option shall Vest and become immediately exercisable with respect to such 150,000 shares on the date on which the average closing price of the Company's Common Stock for 60 trading days is at least equal to $12 per share as reported by the principal national securities exchange on which the Common Stock is traded.

            (b) As to another 150,000 shares, the Option shall Vest and become exercisable at the rate of 20% on each of the first five anniversaries of the Grant Date, provided that the Option shall Vest and become immediately exercisable with respect to such 150,000 shares on the date on which the average closing price of the Company's Common Stock for 60 trading days is at least equal to $15 per share as reported by the principal national securities exchange on which the Common Stock is traded.

            (c) As to another 75,000 shares, the Option shall Vest and become exercisable on November 22, 2009, provided that the Option shall Vest and become immediately exercisable with respect to such 75,000 shares on the date on which the average closing price for the Company's Common Stock for 60 trading days is at least equal to $20 per share as reported by the principal national securities exchange on which the Common Stock is traded.

Section 3.2 - Acceleration of Exercisability; Forfeiture

            (a) To the extent not previously Vested, the Option shall become fully Vested and exercisable upon a Change in Control. To the extent not previously Vested, the Option shall be immediately forfeited in the event of a termination of the Optionee's employment for any reason, all as provided in the Employment Agreement.

            (b) To the extent Vested on the date of the Optionee's termination of employment, the Option shall continue to be exercisable by the Optionee or, in the event of his death, by his estate for the following periods (but not beyond the original ten-year term of the Option): (A) for the balance of the stated term of the Option in the event of such termination of employment by reason of death, Disability, termination by the Company Without Cause, Constructive Termination Without Cause or Special Termination or (B) until 30 days after termination of employment by the Company for Cause or voluntary resignation by the Optionee. In the event that the Optionee engages in Competition (within the meaning of Section 12 of the Employment Agreement) within the one-year period immediately following the termination of his employment with the Company for any reason, this Option shall be immediately forfeited to the extent not previously exercised.


                                   ARTICLE IV

                               EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

            During the Optionee's lifetime, subject to Section 5.1 hereof, only the Optionee may exercise the Option or any exercisable portion thereof. Subject to the preceding sentence, after the death of the Optionee and prior to the close of business on the Expiration Date, the Option or any exercisable portion thereof may be exercised by the Optionee's personal representative, or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution. The party entitled to exercise the Option shall be referred to herein as the "Exercising Party".


Section 4.2 - Partial Exercise

            Any exercisable portion of the Option may be exercised in whole or in part at any time prior to the close of business on the Expiration Date; provided, however, that any exercise shall be for whole shares only.

Section 4.3 - Manner of Exercise

            (a) Notice in writing, signed by the Exercising Party, shall be delivered to the Company, stating the number of Shares with respect to which the Option is being exercised.

            (b) Full payment of the purchase price and resulting tax withholding liability shall be paid to the Company, which payment can be made in any combination of the following:

                  (i) Cash, wire transfer of immediately available funds or check payable to the Company, within five business days of exercise. This alternative can be used for either or both the purchase price and resulting tax withholding liability.

                  (ii) "Exchange" of Common Stock owned for at least six months prior to exercise with a total market value equal to or greater than the purchase price. This alternative can also be used for either or both the purchase price and resulting tax withholding liability.

                  (iii) Simultaneous exercise and sale through brokers from time to time designated by the Company;

                  (iv) Tendering Shares (reducing the number of Shares actually delivered through the exercise of the Option). This alternative can only be used to satisfy the resulting minimum tax withholding liability.

            (c) In the event the Exercising Party is not the Optionee, appropriate proof, in the sole judgment of the Company, of the right of such person to exercise the Option shall be delivered to the Company.

Section 4.4 - Shares to be Issued

            The Shares deliverable upon the exercise of the Option or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares that have been reacquired subsequently by the Company. When delivered to the Optionee, such shares shall be fully paid and nonassessable.

Section 4.5 - No Rights as Stockholder

            Neither the Optionee nor any Exercising Party shall be a stockholder of the Company or have any of the rights or privileges thereof in respect of any shares covered by the Option unless and until certificates representing such shares shall have been issued by the Company to such Optionee or other Exercising Party or such shares have been registered in the name of the Optionee or other Exercising Party on the Company's books.

Section 4.6 - Securities Registration; Securities Law Compliance

            (a) The Company represents that, as promptly as practicable following the filing by the Company with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K for fiscal 2000, the Company shall effect the registration under the Securities Act of 1933 and under applicable state securities laws of all Shares to be issued upon exercise of the Option and shall continue such registration in effect after the Option is exercised. Upon issuance of any Share hereunder, the Optionee shall, if requested by the Company, make such representations and furnish such information as may reasonably be necessary to permit the Company to issue or transfer such Share in compliance with the provisions of applicable Federal and/or state securities laws.

            (b) Optionee understands and agrees that, prior to the registration of the Shares under the Securities Act of 1933 or under applicable state securities laws, the Company shall cause the legend set forth below or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that my be required by the Company or by state or federal securities laws:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION MAY BE EFFECTED WITHOUT SUCH REGISTRATION.

            (c) Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its owns securities, it may make appropriate notations to the same effect in its own records.

            (d) In the event the Shares have not been registered under the Securities Act of 1933 at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit I.

Section 4.7 - Deferral of Option Gains

            To the extent that such rights are provided to any other senior executive of the Company, the Optionee shall have the right to elect to defer any gains realized upon or in connection with the exercise of the Option.


                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.1 - Transferability of Option

      This Agreement and the Optionee's rights hereunder shall be transferable or assignable by the Optionee (i) by will or by the laws of descent and distribution, (ii) during his lifetime, by gratuitous transfers to immediate family members or to trusts for their benefit or (iii) pursuant to a Qualified Domestic Relations Order (as defined under the Code or Title I of the Employee Retirement Security Act of 1974, as amended, or the rules thereunder). As provided in Section 4.1, the Option may be exercised only by the Optionee or his guardian or legal representative (including any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution) or by a transferee to whom a transfer is made in accordance with the preceding sentence (a "Permitted Transferee"). For purposes of this Section 5, a "Permitted Transferee" shall be deemed to include a transferee from a Permitted Transferee under circumstances described in clauses (i) and (ii) above. Any Permitted Transferee shall have the same rights and obligations as the Optionee except that the rights with respect to transfers or assignments under this Section 5 shall be limited to Permitted Transferees referred to in clauses (i) and (ii) above.

Section 5.2 - Shares to be Reserved

            The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.3 - Notices

            Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company as follows: Novametrix Medical Systems Inc., Five Technology Drive, P.O. Box 690, Wallingford, CT 06492, Attention:
Chairman of the Board and Chief Executive Officer, with a copy to: Thomas M. Haythe, Esq., Law Offices of Thomas M. Haythe, 90 Park Avenue, 15th Floor, New York, NY 10016. Any notice to be given to the Optionee shall be sent to the address set forth beneath his signature to this Agreement. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices. Any notice that is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.3. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, mailed by registered mail, return receipt requested, or sent by documented overnight delivery service.

Section 5.4 - Titles

            Titles are provided herein for convenience of reference only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.5 - Applicability of Plan, Employment Agreement

            This Agreement, the Option and any Shares issued hereunder shall be subject to all of the terms and provisions of the Employment Agreement. In the event of any conflict between this Agreement and the Employment Agreement, the terms of the Employment Agreement shall control.

Section 5.6 - Amendment; Waiver

            No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. Any party may waive compliance by another with any of the provisions of this Agreement, provided that (a) no waiver of any provision hereof shall be construed as a waiver of any other provision or subsequent breach and (b) any such waiver shall be in writing signed by the party waiving such compliance. The failure of any party hereto to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity hereof, or any part hereof, or the right of any party thereafter to enforce each and every such provision.

Section 5.7 - Governing Law

      To the extent not governed by the laws of the United States, including the Code, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without reference to conflicts of law principles).

Section 5.8 - Jurisdiction

            Subject to Section 5.9 hereof, the Company and the Optionee hereby irrevocably submit to the jurisdiction of any Connecticut or Delaware state court, or any Federal court in Connecticut or Delaware in any action or proceeding arising out of or relating to this Agreement, and the parties hereto irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined only in such courts. The Company and the Optionee hereby consent to and grant to any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided in Section 5.3 hereof, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

Section 5.9 - Resolution of Disputes

            Any disputes under this Agreement shall be resolved in accordance with Section 15 of the Employment Agreement, which shall be deemed incorporated herein in full.

Section 5.10 - Representations

      The Company represents and warrants that (a) it is fully authorized by action of its Board to enter into this Agreement and to perform its obligations hereunder, (b) the execution, delivery and performance of this Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company, and (c) upon the execution and delivery of this Agreement by the Company and the Optionee, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.


            IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the date first set forth above.


                                        NOVAMETRIX MEDICAL SYSTEMS INC.




                                        By:/s/ William J. Lacourciere
                                           ---------------------------------
                                               William J. Lacourciere
                                               Chairman of the Board and
                                               Chief Executive Officer


AGREED AND ACCEPTED BY:

/s/  Thomas M. Patton
--------------------------------
Thomas M. Patton, Optionee

                                                                   EXHIBIT 4(iv)

                         NOVAMETRIX MEDICAL SYSTEMS INC.
                               1999 INCENTIVE PLAN


            SECTION 1. Purpose. The purposes of this Novametrix Medical Systems Inc. 1999 Incentive Plan (the "Plan") are to encourage selected non-officer employees of Novametrix Medical Systems Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

            SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

            "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

            "Award" shall mean any Option, Restricted Security, Performance Award, or Other Stock-Based Award granted under the Plan.

            "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

            "Board" shall mean the Board of Directors of the Company.

            "Cause", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company which agreement includes a definition of "cause," "cause" as defined in such agreement or, if such agreement contains no such definition, a material breach by the Participant of such agreement, or (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant's employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life as to lead the Committee in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

            "Common Stock" shall mean the common stock of the Company, $.01 par value.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

            "Committee" shall mean the Stock Option Committee or any other committee of the Board designated by the Board to administer the Plan and composed of not less than three non-employee directors.

            "Common Shares" shall mean any or all, as applicable, of the Common Stock and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee.

            "Employee" shall mean any employee of the Company or of any Affiliate.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" shall mean (A) with respect to any property other than the Common Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (B) with respect to the Common Shares, the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low asked prices, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Fair Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

            "Good Reason", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company, "good reason" as defined in such written agreement or, if such agreement contains no such definition, a material breach by the Company of such agreement, or (ii) with respect to any other Participant, a failure by the Company to pay such Participant any amount otherwise vested and due and a continuation of such failure for 30 business days following notice to the Company thereof.

            "Option" shall mean a Non-Qualified Stock Option.

            "Other Stock-Based Award" shall mean any right granted under Section 6(d) of the Plan.

            "Participant" shall mean any individual granted an Award under the Plan.

            "Performance Award" shall mean any right granted under Section 6(c) of the Plan.

            "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

            "Released Securities" shall mean securities that were Restricted Securities but with respect to which all applicable restrictions have expired, lapsed or been waived in accordance with the terms of the Plan or the applicable Award Agreement.

            "Restricted Securities" shall mean any Common Shares granted under
Section 6(b) of the Plan, any right granted under Section 6(b) of the Plan that is denominated in Common Shares or any other Award under which issued and outstanding Common Shares are held subject to certain restrictions.

            "Rule 16a-1" and "Rule 16b-3" shall mean, respectively, Rule 16a-1 and Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            SECTION 3. Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee or other individual under the Plan; (iii) determine the number and classification of Common Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine requirements for the vesting of Awards or performance criteria to be achieved in order for Awards to vest; (vii) determine whether, to what extent and under what circumstances cash, Common Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee. Notwithstanding the foregoing, the maximum number of Awards which may be granted to any one Participant under this Plan in any one-year period shall not exceed [10,000]

Common Shares, subject to the adjustments provided in Section 4(b) hereof and no Awards under this Plan shall be granted after September 31, 2009.

            SECTION 4. Common Shares Available for Awards.

            (a) Common Shares Available. Subject to adjustment as provided in
Section 4(b):

                  (i) Calculation of Number of Common Shares Available. The number of Common Shares available for granting Awards under the Plan shall be 100,000, any or all of which may be based on Common Stock, any other security which becomes the subject of Awards, or any combination thereof. Initially 100,000 shares of Common Stock shall be reserved for Awards hereunder. Further, if, after the effective date of the Plan, any Common Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Common Shares or of other consideration, then the Common Shares covered by such Award or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, available for granting Awards under the Plan.

                  (ii) Sources of Common Shares Deliverable Under Awards. Any Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.

            (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of Common Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Awards, and
(iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.

            In connection with any merger or consolidation which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning directly or indirectly less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

            SECTION 5. Eligibility. Any non-officer Employee of the Company or any Affiliate shall be eligible to be designated a Participant.

            SECTION 6. Awards.

            (a) Options. The Committee is hereby authorized to grant to eligible individuals options to purchase Common Shares (each, an "Option") which shall contain the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

                  (i) Exercise Price. The purchase price per Common Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant of such Option, or such other price as required under Subsection 6(a)(iv) hereof.

                  (ii) Time and Method of Exercise. Subject to the terms of
      Section 6(a)(iii), the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, outstanding Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

                  (iii) Exercisability Upon Death, Retirement and Termination of Employment. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the Option period specified in the applicable Award Agreement:

                  (A) Subject to the terms of paragraph (D) below, upon the
            death of a Participant while employed or within 3 months of retirement or disability as defined in paragraph (B) below, the Person or Persons to whom such Participant's rights with respect to any Option held by such Participant are transferred by will or the laws of descent and distribution may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) nine months after such Participant's death, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise such Option immediately prior to such Participant's death, and any Options not so exercisable will lapse on the date of such Participant's death;

                  (B) Subject to the terms of paragraph (D) below, upon
            termination of a Participant's employment with the Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of such Participant, (y) by the Company other than for Cause, or (z) by the Participant with Good Reason, such Participant may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or
            (2) three months after the date of such termination, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise any Options immediately prior to such termination, and any Options not so exercisable will lapse on such date of termination;

                  (C) Subject to the terms of paragraph (D) below, upon
            termination of a Participant's employment with the Company under any circumstances not described in paragraphs (A) or (B) above, such Participant's Options shall be canceled to the extent not theretofore exercised;

                  (D) Upon (i) the death of the Participant, or (ii) termination of the Participant's employment with the Company (x) by the Company other than for Cause (y) by the Participant with Good Reason or (z) as a result of retirement or disability as defined in paragraph (B) above, the Company shall have the right to cancel all of the Options such Participant was entitled to exercise at the time of such death or termination (subject to the terms of paragraphs (A) or (B) above) for a payment in cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of death or termination over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option and exercisable at the time of such death or termination; and

                  (E) Upon expiration of the respective periods set forth in each of paragraphs (A) through (C) above, the Options of a Participant who has died or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised.

                  (F) For purposes of paragraphs (A) through (D) above, the
            period of service of an individual as a director or consultant of the Company or an Affiliate shall be deemed the period of employment.

            (b) Restricted Securities.

                  (i) Issuance. The Committee is hereby authorized to grant to eligible Employees "Restricted Securities" which shall consist of the right to receive, by purchase or otherwise, Common Shares which are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote such Common Shares or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

                  (ii) Registration. Restricted Securities granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Securities granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Securities.

                  (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant's employment for any reason during the applicable restriction period, all of such Participant's Restricted Securities which had not become Released Securities by the date of termination of employment shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Securities. Unrestricted Common Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Securities promptly after such Restricted Securities become Released Securities.

            (c) Performance Awards. The Committee is hereby authorized to grant to eligible Employees "Performance Awards." Each Performance Award shall consist of a right, (i) denominated or payable in cash, Common Shares, other securities or other property (including, without limitation, Restricted Securities), and
(ii) which shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the termination of a Participant's employment and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee and by the other terms and conditions of any Performance Award. The Committee shall issue performance goals prior to the commencement of the performance period to which such performance goals pertain.

            (d) Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible Employees "Other Stock-Based Awards." Each Other Stock-Based Award shall consist of a right (i) which is other than an Award or right described in Section 6(a), (b) or (c) above and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such right shall comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of Other Stock-Based Awards. Common Shares or other securities delivered pursuant to a purchase right granted under this Section 6(d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Shares, other securities, other Awards, other property, or any combination thereof, as the Committee shall determine.

            (e) General.

                  (i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

                  (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other awards.

                  (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments. In accordance with the above, the Committee may elect (i) to pay a Participant (or such Participant's permitted transferee) upon the exercise of an Option in whole or in part, in lieu of the exercise thereof and the delivery of Common Shares thereunder, an amount of cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of such exercise over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option or portion thereof so exercised or (ii) to settle other stock denominated Awards in cash.

                  (iv) Limits on Transfer of Awards.

                  (A) Unless otherwise authorized by the Committee, no award
            (other than Released Securities), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Securities, to the Company) and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                  (B) Each award, and each right under any Award, shall be
            exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

                  (v) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

                  (vi) Rule 16b-3 Six-Month Limitations. To the extent required in order to maintain the exemption provided under Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, at least six months must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

                  (vii) Common Share Certificates. All certificates for Common Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (viii) Delivery of Common Shares or Other Securities and Payment by Participant of Consideration. No Common Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

            SECTION 7. Amendments; Adjustments and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

            (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant, other holder or beneficiary of an Award, as the case may be; and provided further, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

                  (i) increase the total number of Common Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

                  (ii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is or would be a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

            (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant or holder or beneficiary of an Award, as the case may be.

            (c) Adjustment of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

            (d) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

            SECTION 8. General Provisions.

            (a) No Right to Awards. No Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

            (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards.

            (c) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

            (d) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

            (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

            (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

            (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

            (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

            (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an

Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

            (j) No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

            (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

            SECTION 9. Adoption, Approval and Effective Date of the Plan. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the Board; provided, however, that the Plan and any Awards granted under the Plan shall be void, if the shareholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after the effective date, by a majority of votes cast thereon at a meeting of shareholders duly called and held for such purpose.

                                                                       Exhibit 5


                                        September 10, 2001



Novametrix Medical Systems Inc.
5 Technology Drive
Wallingford, Connecticut  06492

Dear Sirs:

            We have acted as counsel for Novametrix Medical Systems Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 being filed by the Company under the Securities Act of 1933 with respect to 650,000 shares, 100,000 shares, 375,000 shares and 100,000 shares (collectively, the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), to be offered by the Company to employees of the Company pursuant to, respectively, the Company's 2000 Long Term Incentive Plan (the "Long Term Incentive Plan"), 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan"), 2000 Executive Incentive Plan (the "Executive Incentive Plan") and 1999 Incentive Plan (the "Incentive Plan").

            In connection with such registration statement, we have examined such records and documents and such questions of law as we have deemed appropriate for purposes of this opinion. On the basis of such examination, we advise you that in our opinion:

                  (1) the Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Delaware; and

                  (2) the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Long Term Incentive Plan, the Stock Purchase Plan, the Executive Incentive Plan and the Incentive Plan, as applicable, will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the foregoing registration statement.

                                        Very truly yours,


                                        /s/ TORYS